EXHIBIT 99.1

FOR IMMEDIATE RELEASE

EBIX FIRST QUARTER NET INCOME INCREASES 140 PERCENT;

REPORTS RECORD DILUTED EPS OF $0.33

ATLANTA, GA — April 29, 2005 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today reported financial results for the first quarter (Q1 ‘05) ended March 31, 2005.  Ebix also announced it will host its first quarterly conference call and webcast at 10:00 a.m. EDT on Tuesday, May 3 (details below).  Both the call and webcast are open to the general public.

Telephone: via 800-633-8556.  Please call five minutes in advance.

Live Webcast/Replay: available at http://www.ebix.com and archived for 30 days.

For the quarter, Ebix’s total revenue rose 50% to $5.9 million, compared to $3.9 million during the first quarter of 2004.  Service revenue, which comprised 97% of total revenue, grew 54% during the three-month period compared to the same period of the prior year.  As anticipated, software license revenue continued to decline during Q1 ‘05 as Ebix has shifted its strategic focus over the last few years to sell services, with the software forming a component of its services offering.

The Company achieved a 119% year-over-year increase in operating income to $1.2 million in the 2005 first quarter compared to $0.6 million in the first quarter of 2004.  Ebix also reported a 140% increase in net income to $1.1 million, or $0.33 per diluted share, in the first quarter of 2005 versus net income of $0.4 million or $0.15 per diluted share, in the first quarter of 2004.  First quarter 2005 results were based on 3.2 million weighted average shares outstanding during the period, as compared to 2.9 million weighted average diluted shares outstanding during the comparable three-month period in 2004.

“We are pleased with the results — particularly as they reflect an overall strong performance by most of our domestic and international divisions, namely Consulting, BPO, Lifelink and International services,” stated Ebix President and Chief Executive Officer Robin Raina.

Mr. Raina added: “Our recent repurchase of 200,000 shares from the original Lifelink owners is another positive sign which reflects our optimism in the business.  The transaction was significant both in terms of our ability to fund that repurchase from within as well as its future benefit to our reported earnings per share for the remainder of 2005.”

“As a pragmatic management team, we understand that good results need to be consistent,” Mr. Raina said.  “Accordingly, we intend to make strong efforts to continue to grow both revenue and EPS in a proportionate and stable manner over the long term.  We believe we are off to a strong start in this regard for 2005.”

About Ebix

Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry.  Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  Ebix’s focus on quality has enabled it to be awarded Level 4 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India.  For more information, visit the Company’s Web site at www.ebix.com.

Safe Harbor for Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward-looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives.  The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements.  Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2004, included under “Item 1. Business—Risk Factors.”  Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward-looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

(financial tables follow)

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share amounts)

	March 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,913	$5,843
Restricted cash	3,000	3,000
Accounts receivable, less allowance of $11 and $13, respectively	3,430	3,256
Other current assets	560	587
Total current assets	13,903	12,686
Property and equipment, net	1,614	1,450
Capitalized software, net	—	—
Goodwill	12,540	12,669
Intangibles	3,999	4,234
Other assets	321	296
Total assets	$32,377	$31,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$3,500	$3,500
Accounts payable and accrued expenses	1,617	1,781
Accrued payroll and related benefits	1,663	1,522
Current portion of long term debt	1,092	977
Current portion of capital lease obligations	—	—
Deferred revenue and deposit liabilities	3,490	2,989
Total current liabilities	11,362	10,769
Long term debt, less current portion	2,304	2,796
Redeemable Common Stock	4,241	4,262

Stockholders’ equity:

Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized,2,912,491 and 2,911,154, respectively shares issued and outstanding, respectively	291	291
Additional paid-in capital	92,689	92,717
Deferred compensation	(368)	(376)
Accumulated deficit	(78,943)	(80,011)
Accumulated other comprehensive income	801	887
Total stockholders’ equity	14,470	13,508
Total liabilities and stockholders’ equity	$32,377	$31,335

(Cash flows follow)

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Quarter Ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	1,068	446
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	329	201
Stock-based compensation	(32)	40
Provision for doubtful accounts	3	23
Changes in assets and liabilities:
Accounts receivable	(177)	(1,035)
Other assets	3	(72)
Accounts payable and accrued expenses	(58)	72
Accrued payroll and related benefits	141	(205)
Deposit liabilities and deferred revenue	501	298
Net cash provided by (used in) operating activities	1,778	(232)
Cash flows from investing activities:
Investment in LifeLink	—	(4,634)
Capital expenditures	(276)	(103)
Net cash used in investing activities	(276)	(4,737)
Cash flows from financing activities:
Proceeds for the issuance of common stock, net of issuance costs	—	2,977
Proceeds from the exercise of stock options	12
Payments of capital lease obligations	(500)	(30)
Net cash provided by (used in) financing activities	(488)	2,947
Effect of foreign exchange rates on cash	56	68
Net change in cash and cash equivalents	1,070	(1,954)
Cash and cash equivalents at the beginning of the period	5,843	7,915
Cash and cash equivalents at the end of the period	$6,913	$5,961

Supplemental disclosures of cash flow information:
Interest paid	$47	$2
Income taxes paid	$86	$84

Supplemental schedule of noncash investing activities:

During the first quarter of 2004, the Company purchased all of the capital stock of LifeLink Corporation for consideration which included 200,000 shares of common stock valued at $3,000,000, cash of $5,000,000, and a note payable of $2,226,000. The Company also capitalized approximately $128,000 of transaction costs in conjunction with the acquisition.

(Income Statement follows)

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
Revenue:
Software	$202	$227
Services and other (Including revenues from related parties of $878and $953, respectively)	5,702	3,707
Total revenue	5,904	3,934

Operating expenses:
Services and other costs	1,406	1,163
Product development	794	560
Sales and marketing	478	273
General and administrative	1,689	1,186
Amortization and depreciation	329	201
Total operating expenses	4,696	3,383
Operating income	1,208	551

Interest income	82	27
Interest expense	(102)	(2)
Foreign exchange gain (loss)	(9)	10

Income before income taxes	1,179	586
Income tax expense	(111)	(140)

Net income	$1,068	$446

Basic earnings per common share	$0.37	$0.17
Diluted earnings per common share	$0.33	$0.15

Basic weighted average shares outstanding	2,912	2,586

Diluted weighted average shares outstanding	3,224	2,917

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CONTACT:
Robin Raina, President/CEO	David C. Collins or Robert L. Rinderman
Ebix, Inc.	Jaffoni & Collins Incorporated
678/281-2020	212/835-8500 or EBIX@jcir.com